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                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-27867 and 333-56671) of Diversified Corporate Resources, Inc. and Subsidiaries of our reports dated March 22, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Dallas, Texas
March 29, 2000